Exhibit 10.20

Summary Cash Compensation Sheet

Name	Title	2004 Bonus	2005 Salary
E. Kevin Hrusovsky	President and Chief Executive Officer	$418,000	$400,000

Stephen E. Creager	Vice President and General Counsel	$69,300	$221,000

Peter McAree	Vice President, Finance	$76,877	$173,000

Will Kruka	Vice President, Business Development	$81,576	$215,000

Andrea Chow	Vice President, Microfluidics R&D	$57,475	$200,000

As previously disclosed on a Report of Form 8-K filed on December 14, 2004, the annual salary for Thomas T. Higgins, Executive Vice President and Chief Financial Officer of Caliper, who commenced employment with Caliper on January 10, 2005, was previously established by the Board at $260,000. Because his employment commenced with Caliper after the beginning of the year, Mr. Higgins was not paid a bonus for 2004.